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                                                                    EXHIBIT 15.1


                  AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS
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Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Pride International, Inc.
     Registration Statement on Form S-3

     We are aware that our report dated May 12, 2000 on our review of interim financial information of Pride International, Inc. (the "Company") for the three-month periods ended March 31, 2000 and 1999 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2000 is incorporated by reference in this Registration Statement dated June 28, 2000.


                                          PricewaterhouseCoopers LLP

Houston, Texas
June 28, 2000